UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2024

Structure Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41608	98-1480821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Gateway Blvd., Suite 900 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (650) 457-1978

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
American Depositary Shares (ADSs), each representing three ordinary shares, par value $0.0001 per ordinary share	GPCR	Nasdaq Global Market

Ordinary shares, par value $0.0001 per share*		Nasdaq Global Market*

* Not for trading, but only in connection with the registration of the American Depositary Shares

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Medical Officer

On September 12, 2024, Mark Bach, M.D., Ph.D. entered into a separation and consulting agreement (the “Bach Separation and Consulting Agreement”) with Structure Therapeutics Inc. (the “Company”) in connection with his departure as Chief Medical Officer (“CMO”) as part of a planned succession, effective as of September 18, 2024 (the “Effective Date”). Following the Effective Date, Dr. Bach will remain as an employee of the Company until September 23, 2024 (the “Separation Date”). To ensure an orderly transition, Dr. Bach has agreed to serve in an advisory capacity to the Company through December 31, 2024, which period may be further extended with the mutual written agreement of Dr. Bach and the Company (the “Advisory Period”).

Pursuant to the Bach Separation and Consulting Agreement, Dr. Bach will be entitled to receive, subject to Dr. Bach’s timely execution of a customary release of claims in favor of the Company and compliance with his obligations under the Bach Separation and Consulting Agreement: (a) a lump sum amount equal to nine months of his then-current annual base salary; (b) COBRA group health insurance continuation ending nine months after the Separation Date; and (c) acceleration of vesting of unvested time-based equity awards as if he had provided an additional six months of continued services following the Separation Date. As compensation for advisory services performed under the Bach Separation and Consulting Agreement, Dr. Bach will be eligible to receive (i) advisory fees at a rate of $16,000 per month provided he spends up to thirty-two hours per month providing advisory services during the Advisory Period; and (ii) a lump sum amount to be determined by the Company at the end of the Advisory Period, based upon the Company’s achievement of certain corporate goals during fiscal year 2024.

The foregoing description of the Bach Separation and Consulting Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Bach Separation and Consulting Agreement, a copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2024.

Item 7.01	Regulation FD Disclosure.

On September 17, 2024, the Company issued a press release announcing Dr. Bach’s departure and Dr. Coll’s and Ms. Hall’s appointments. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information set forth in this Item 7.01 and in the press release attached hereto as Exhibit 99.1, is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.

Item 8.01	Other Events.

Appointment of Chief Medical Officer

On September 17, 2024, the Company announced the appointment of Blai Coll, M.D., Ph.D., as the Company’s CMO as part of the planned succession replacing Dr. Bach, effective as of the Effective Date.

Dr. Coll, 51, most recently served as the Company’s Vice President of Endocrine and Metabolism Clinical Development beginning in May 2022. Prior to joining the Company, Dr. Coll served in various roles at Amgen Inc. (“Amgen”) from August 2016 to May 2022, including as Cardiovascular and Metabolic Platform Lead, Medical Affairs from June 2020 to May 2022, and Medical Lead for Repatha® from November 2018 to June 2020, leading lifecyle management of Repatha including late-stage clinical studies and extension studies in more than 6,000 patients. Before joining Amgen, Dr. Coll served as Medical Director at AbbVie Inc., leading the late-stage atrasentan clinical program for chronic kidney disease, including a Phase 3 multinational outcomes study. Dr. Coll earned his medical degree from Universitat Autonoma de Barcelona School of Medicine and a Ph.D. from Universitat Rovira i Virgili.

Appointment of Chief Development Officer

On September 17, 2024, the Company announced the appointment of Ashley Hall, J.D., as the Company’s Chief Development Officer, effective as of the Effective Date.

Ms. Hall, 52, most recently served as Chief Development Officer of Reneo Pharmaceuticals beginning in October 2021. Prior to joining Reneo Pharmaceuticals, Ms. Hall was the Chief Development Officer of Esperion Therapeutics, Inc., a public pharmaceutical company, from August 2019 to August 2021. Prior to that, she served as Esperion’s Senior Vice President of Global Regulatory Affairs and Policy from January 2018 to August 2019 and as its Vice President of Global Regulatory Affairs and Policy from August 2015 to January 2018. In those roles, she was responsible for the conduct of five pivotal low density lipoprotein cholesterol (LDL-C) lowering trials in over 4,000 patients and a large cardiovascular outcomes trial (CVOT). Ms. Hall was previously at Amgen, where she led the global regulatory strategy and marketing applications for Repatha in 11 countries and regions, including the United States, Japan and the European Union. Prior to Amgen, Ms. Hall served as the Vice President of Regulatory Affairs at Micromet, Inc. (acquired by Amgen), and held prior leadership roles at RevoGenex Inc., MedImmune, LLC (acquired by AstraZeneca), and Abraxis BioScience. Ms. Hall earned a Juris Doctorate at the University of San Diego, School of Law and a Bachelor of Science in Biochemistry and Cell Biology at the University of California San Diego.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
99.1	Press Release dated September 17, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Structure Therapeutics Inc.

Date: September 17, 2024	By:	/s/ Raymond Stevens
Raymond Stevens, Ph.D.
Chief Executive Officer